Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of Penns Woods Bancorp, Inc. of our report dated March 10, 2015, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

/s/S.R. Snodgrass, P.C.

Wexford, Pennsylvania

July 17, 2015

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345